As filed with the Securities and Exchange Commission on May 14, 1998. Registration No. 333-_____

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    FROZEN FOOD EXPRESS INDUSTRIES, INC.
           (Exact name of registrant as specified in its charter)

                    Texas                       75-1031831
       (State or other jurisdiction of       (I.R.S. Employer
        incorporation or organization)     Identification No.)

                          1145 Empire Central Place
                          Dallas, Texas 75247-4309
        (Address, including zip code, of principal executive offices)

                    Frozen Food Express Industries, Inc.
                         Employee Stock Option Plan
                          (Full title of the plan)

                            Stoney M. Stubbs, Jr.
                    Frozen Food Express Industries, Inc.
                          1145 Empire Central Place
                          Dallas, Texas 75247-4309
                               (214)-630-8090
               (Name, address, and telephone number, including
                      area code, of agent for service)

                                  Copy To:
                               Alan G. Harvey
                              Baker & McKenzie
                        2001 Ross Avenue, Suite 4500
                             Dallas, Texas 75201

                       CALCULATION OF REGISTRATION FEE

                                         Proposed     Proposed
                                          maximum      maximum
       Title                             offering    aggregate    Amount of
   of securities        Amount to be    price per     offering   registration
to be registered (1)     Registered      share(2)    price (2)       fee
Common Stock, $1.50      1,500,000        $10.25    $15,375,000   $4,535.63
     par value             Shares

(1) Shares of common stock of Frozen Food Express Industries, Inc. (the "Company"), $1.50 par value per share (the "Common Stock"), being registered hereby relate to the Frozen Food Express Industries, Inc. Employee Stock Option Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on May 13, 1998, as reported on the Nasdaq National Market System.

                         INCORPORATION BY REFERENCE

      The 1,500,000 shares of Common Stock being registered hereby shall be issued under the Plan, which was amended as of February 11, 1998, to increase the number of shares of Common Stock available for issuance under the Plan. Pursuant to Instruction E of Form S-8, the contents of the Company's Registration Statement on Form S-8 as filed with Securities and Exchange Commission on February 14, 1997, Registration No. 333-21831, are incorporated by reference herein.

Item 8.        Exhibits.

The following are filed as exhibits to this Registration Statement:

Exhibit No.    Description

 4.1           Articles   of  Incorporation  of  the  Company,   as   amended
               (incorporated herein by reference from Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, SEC File No. 1-10006)

 4.2 Bylaws of the Company, as amended (incorporated herein by reference from Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, SEC File No. 1-10006)

 4.3 Frozen Food Express Industries, Inc. Employee Stock Option Plan (incorporated herein by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Reg. No. 333-21831))

4.4            Amendment  to  Frozen Food Express Industries,  Inc.  Employee
               Stock Option Plan*

 5             Opinion of Baker & McKenzie*

23.1           Consent of Baker & McKenzie (See Exhibit 5)*

23.2           Consent of Arthur Andersen LLP*

24 Power of Attorney (included on the signature page of the Registration Statement)*

* filed herewith

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 13, 1998.

                                   Frozen Food Express Industries, Inc.

                                   By:  /s/ STONEY M. STUBBS, JR.
                                      ---------------------------------
                                      Stoney M. Stubbs, Jr.
                                      Chairman of the Board, President and
                                      Chief Executive Officer

                              POWER OF ATTORNEY

      Each person whose signature appears below hereby authorizes Stoney M. Stubbs, Jr. and Burl G. Cott to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as either of them deems appropriate, and each such person hereby appoints Stoney M. Stubbs, Jr. and Burl G. Cott, and each of them, as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          Name                             Title                  Date
-------------------------     ------------------------------  ------------
/s/ EDGAR O. WELLER           Vice Chairman of the Board      May 13, 1998
--------------------------
Edgar O. Weller

/s/ BURL G. COTT              Senior Vice President, Chief    May 13, 1998
--------------------------    Financial Officer and Director
Burl G. Cott                  (Principal Financial and
                              Accounting Officer)

/s/ CHARLES G. ROBERTSON      Executive Vice President,       May 13, 1998
--------------------------    Chief
Charles G. Robertson          Operating Officer and Director

/s/ W. GROGAN LORD            Director                        May 13, 1998
-------------------------
W. Grogan Lord

/s/ LEROY HALLMAN             Director                        May 13, 1998
-------------------------
Leroy Hallman


/s/ BRIAN R. BLACKMARR        Director                        May 13, 1998
-------------------------
Brian R. Blackmarr

/s/ T. MICHAEL O'CONNOR       Director                        May 13, 1998
-------------------------
T. Michael O'Connor

/s/ W. MIKE BAGGETT           Director                        May 13, 1998
-------------------------
W. Mike Baggett

                                Exhibit Index

Exhibit No.    Description
-----------    -----------

 4.1           Articles   of  Incorporation  of  the  Company,   as   amended
               (incorporated herein by reference from Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, SEC File No. 1-10006)

 4.2 Bylaws of the Company, as amended (incorporated herein by reference from Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, SEC File No. 1-10006)

 4.3 Frozen Food Express Industries, Inc. Employee Stock Option Plan (incorporated herein by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Reg. No. 333-21831))

4.4            Amendment  to  Frozen Food Express Industries,  Inc.  Employee
               Stock Option Plan*

 5             Opinion of Baker & McKenzie*

23.1           Consent of Baker & McKenzie (See Exhibit 5)*

23.2           Consent of Arthur Andersen LLP*

24 Power of Attorney (included on the signature page of the Registration Statement)*

* filed herewith

                                                                  EXHIBIT 4.4

                                AMENDMENT TO
                    FROZEN FOOD EXPRESS INDUSTRIES, INC.
                         EMPLOYEE STOCK OPTION PLAN



      1. Paragraph 5 of the Frozen Food Express Industries, Inc. Employee Stock Option Plan (the "Plan") is hereby amended by replacing the phrase "1,500,000 shares" in Paragraph 5 of the Plan with the phrase "3,000,000 shares."

     This Amendment shall become effective as of February 11, 1998.

                                                                    EXHIBIT 5
                                May 14, 1998




Frozen Food Express Industries, Inc
1145 Empire Central Place
Dallas, Texas 75247

Gentlemen:

       Frozen Food Express Industries, Inc., a Texas corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers 1,500,000 shares of common stock, $1.50 par value per share ("Common Stock"), of the Company, and such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan (such shares collectively referred to as the "Securities"). Such shares are to be issued pursuant to the Company's Employee Stock Option Plan, as amended (the "Plan").

      We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such photostatic, certified or conformed copies.

      Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery in accordance with the terms and conditions of the Plan, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan, the Securities will be legally issued, fully paid and nonassessable shares of common stock, $1.50 par value per share, of the Company.

      This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                 Respectfully submitted,

                                 BAKER & MckENZIE

                                                                 EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------

       As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 11, 1998, incorporated by reference in Frozen Food Express Industries, Inc.'s Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.



                                   /s/ Arthur Andersen LLP

Dallas, Texas,
May 14, 1998